Exhibit 10.12

EXECUTION VERSION

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of November 26, 2013 by and between Egalet Corporation, a Delaware corporation (the “Corporation”) and Shionogi Limited, a company organized under the laws of England and Wales (“Shionogi”).

WHEREAS, Egalet Limited, the Corporation, and Shionogi are parties to that certain Collaboration and License Agreement, dated as of November 26, 2013;

WHEREAS, Shionogi desires to purchase from the Corporation, and the Corporation desires to sell and issue to Shionogi, the Corporation’s common stock, $0.001 par value per share (“Common Stock”), having an aggregate purchase price equal to the Purchase Amount (as defined below), concurrently with the consummation of the Corporation’s first underwritten public offering of its Common Stock (the “IPO”) at a purchase price per share equal to the price per share of Common Stock sold to the public in the IPO (the “IPO Price”) (such IPO closing time and IPO Price as set forth on the cover of the Final Prospectus (as defined below) to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424 of the Securities Act of 1933, as amended (the “Securities Act”)), subject to the terms and conditions set forth in this Agreement; and

WHEREAS, the parties hereto have executed this Agreement on the date first written above, which is prior to the effectiveness of the registration statement on Form S-1 filed by the Corporation with the SEC for the IPO;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereby agree as follows:

Section 1.                                           Purchase and Sale of the Common Stock.  Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Corporation agrees to issue and sell to Shionogi the number of shares of Common Stock (the “Shionogi Shares”) equal to that whole number which, when multiplied by the IPO Price, is equal to (or as close as possible to, but no more than) $15,000,000.00 or such lesser amount in order to give effect to the proviso at the end of this sentence (the “Purchase Amount”); provided that in no event shall Shionogi be required to purchase shares of the Common Stock to the extent Shionogi’s beneficial ownership of the total outstanding shares of the Common Stock, pro forma for the consummation of the IPO and the issuance of the Shionogi Shares pursuant to this Section 1 would exceed 19.9%.  Shionogi agrees to purchase from the Corporation at the Closing the Shionogi Shares for an aggregate purchase price equal to the Purchase Amount multiplied by such number of shares free and clear from any lien or encumbrances.

Section 2.                                           Closing.  The closing of the sale and purchase of the Shionogi Shares (the “Closing”) shall take place remotely via the exchange of documents and signatures, or at such other location as may be agreed upon by the Corporation and Shionogi, after the satisfaction or waiver of each of the conditions set forth in Section 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) concurrently with the closing of the IPO.  At the Closing, the Corporation shall issue and deliver to Shionogi or its designated affiliate a certificate for shares of Common Stock, registered in the name of Shionogi or its designated affiliate (or, in the event the Common Stock is issued in an uncertificated form, such other evidence of ownership), in the amount representing the number of Shionogi Shares, as determined pursuant to Section 1, against payment by Shionogi or its designated affiliate to the Corporation of the Purchase Amount in the form of a wire transfer of immediately available funds to a bank account designated by the Corporation.

Section 3.                                           Representations and Warranties of the Corporation. The Corporation represents and warrants to Shionogi as follows:

3.1.                            Organization.  The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted by it and to carry out the transactions contemplated by this Agreement.  The Corporation is duly qualified as a foreign corporation and is in good standing in all such jurisdictions in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that any failure to be so qualified would not materially and adversely affect the financial condition, results of operations, assets, liabilities business or prospects of the Corporation.

3.2.                            Capitalization.  Immediately prior to the Closing and without giving effect to the issuance, purchase and sale of the Shionogi Shares, the Corporation’s capitalization shall be as set forth in the Registration Statement (as defined herein).

3.3.                            Authorization of this Agreement.  The execution, delivery and performance by the Corporation of this Agreement have been duly authorized by all requisite corporate action.  The Corporation has duly authorized, executed and delivered this Agreement, and this Agreement constitutes the valid and binding obligation of the Corporation, enforceable in accordance with its terms (except as enforceability may be limited by (x) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights generally and (y) general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law)).  The execution, delivery and performance of this Agreement, the issuance, sale and delivery of the Shionogi Shares, and compliance with the provisions hereof by the Corporation do not and will not, with or without the passage of time or the giving of notice or both, violate, conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Corporation, the Second Amended and Restated Certificate of Incorporation of the Corporation or the Amended and Restated Bylaws of the Corporation (collectively, the “Organizational Documents”), or any provision of law, statute, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body.

3.4.                            Authorization of the Shionogi Shares.  The issuance, sale and delivery hereunder by the Corporation of the Shionogi Shares have been duly authorized by all requisite corporate action of the Corporation, and when so issued, sold and delivered the Shionogi Shares will be validly issued free and clear of all liens and encumbrances and outstanding, fully paid and nonassessable, and not subject to preemptive or any other similar rights of the stockholders of the Corporation or others.

3.5.                            No Governmental Consent or Approval Required.  No authorization, consent, approval or other order of, declaration to, or filing with, any governmental agency or body is required to be made or obtained by the Corporation for or in connection with the valid and lawful authorization, execution and delivery by the Corporation of this Agreement or for or in connection with the valid and lawful authorization, issuance, sale and delivery of the Shionogi Shares, except exemptive filings under applicable securities laws, which are not required to be made until after the Closing and which shall be made on a timely basis.

3.6.                            Registration Statement. The Registration Statement, as of the date when it is declared effective by the SEC, will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder and as of such date will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  Other than with respect to any disclosure related to this Agreement and the Collaboration and License Agreement, dated as of November 26, 2013, by and among Shionogi, the Corporation and Egalet Limited, the preliminary prospectus contained in the Registration Statement as of the date hereof does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Final Prospectus, (A) at the time of filing of the Final Prospectus pursuant to Rule 424(b) and (B) on the date of Closing, will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  “Registration Statement” means the registration statement of the Corporation on Form S-1 (File No. 333-191759) as amended, including any prospectus filed and to be filed pursuant to Rule 424 under the Securities Act, and any free writing prospectuses, relating to the IPO. “Final Prospectus” means the prospectus of the Corporation filed pursuant to Rule 424 under the Securities Act that discloses the public offering price, other information included pursuant to Rule 430A and other final terms of the Common Stock and otherwise satisfies Section 10(a) of the Securities Act.

3.7.                            Non-Contravention. The Corporation is not in violation or default in any material respect of any provision of the Organizational Documents, or of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the

Corporation, except for such violations or defaults of any federal or state statute, rule or regulation that could not reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Corporation’s financial condition, business or operations. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or constitute, with or without the passage of time and giving of notice, either (i) a default in any material respect of any such instrument, judgment, order, writ or decree or (ii) an event that results in the creation of any lien, charge or encumbrance upon any assets of the Corporation or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Corporation, in each case, which could reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Corporation’s financial condition, business or operations.

3.8.                            No Registration.  Assuming the accuracy of the representations and warranties of Shionogi in Section 4 herein, the issuance of Shionogi Shares to Shionogi is exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

Section 4.                                           Representations and Warranties of Shionogi.  Shionogi represents and warrants to the Corporation as follows:

4.1.                            Purchase for Investment.  Shionogi is acquiring the Shionogi Shares purchasable by it hereunder for its own account, for investment and not for, with a view to, or in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

4.2.                            Unregistered Securities; Legend.  Shionogi understands that the Shionogi Shares have not been, and will not be, registered under the Securities Act or any state securities law, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and such rules and regulations thereunder, that the Shionogi Shares must be held indefinitely unless they are subsequently registered under the Securities Act and such state securities laws or a subsequent disposition thereof is exempt from registration, that the certificates for the Shionogi Shares shall bear a legend as set forth in Section 12 (unless and until such legend is removed in accordance with Section 5.2), and that appropriate stop transfer instructions may be issued.  Shionogi further understands that such exemption depends upon, among other things, the bona fide nature of Shionogi’s investment intent expressed herein.

4.3.                            Status of Investor.  Shionogi has not been formed for the specific purpose of acquiring the Shionogi Shares pursuant to this Agreement.  Shionogi understands the term “accredited investor” as used in Regulation D promulgated under the Securities Act and represents and warrants to the Corporation that Shionogi is an “accredited investor” for purposes of acquiring the Shionogi Shares purchasable by it hereunder.

4.4.                            Knowledge and Experience; Economic Risk.  Shionogi has sufficient knowledge and experience in business and financial matters and with respect to investment in securities of privately held companies so as to enable it to analyze and evaluate the merits and risks of the investment contemplated hereby and is capable of protecting its interest in connection with this transaction.  Shionogi is able to bear the economic risk of such investment, including a complete loss of the investment.

4.5.                            Access to Information.  Shionogi acknowledges that it and its representatives have had the opportunity to ask questions and receive answers from officers and representatives of the Corporation concerning the Corporation and its business and the transactions contemplated by this Agreement and to obtain any additional information which the Corporation possesses or can acquire that is necessary to verify the accuracy of the information regarding the Corporation herein set forth or otherwise desired in connection with Shionogi’s purchase of the Shionogi Shares purchasable by it hereunder.

4.6.                            Place of Business.  Shionogi has listed its principal place of business or registered address under its name on the signature page hereto.

4.7.                            Authorization of this Agreement.  Shionogi has duly authorized, executed and delivered this Agreement, and this Agreement constitutes the valid and binding obligation of Shionogi, enforceable against Shionogi in accordance with its terms (except as enforceability may be limited by (x) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights generally and (y) general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law)).

Section 5.                                           Covenants of the Corporation

5.1.                            NASDAQ Listing. The Corporation shall use its reasonable efforts to cause the Common Stock subject to the IPO to be listed on the Nasdaq National Market at the Closing, subject to official notice of issuance.

5.2.                            Removal of Legends.  It is understood and agreed by the Corporation that the restrictive legends and stop transfer instructions described in Section 4.2 will be removed at the time the Shionogi Shares are registered under the Securities Act and sold pursuant to such registration, or are sold or to be sold under Rule 144 under the Securities Act, or otherwise in connection with a transfer pursuant to an exemption from registration under the Securities Act.

Section 6.                                           Conditions Precedent to Closing by Shionogi.  The obligation of Shionogi to purchase and pay for the Shionogi Shares at the Closing is subject to satisfaction (or waiver by Shionogi) of the following conditions precedent at or before the Closing:

6.1.                            Representations and Warranties Correct.  Each of the representations and warranties of the Corporation contained in Section 3 shall be true and accurate in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing, except for (a) those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if they had been made at the Closing, and (b) those representations and warranties which (i) are qualified as to materiality or (ii) provide that the Company’s failure to comply with such representation or warranty would not result in a material adverse effect shall be true and accurate in all respects as of the Closing.

6.2.                            Closing of IPO.  The IPO shall have closed and the underwriters shall have purchased, concurrently with the purchase and sale of the Shionogi Shares by Shionogi hereunder, the number of shares set forth on the cover of the Final Prospectus at the IPO Price (less any underwriting discounts or commissions) on or before March 31, 2014.

6.3.                            NASDAQ Listing. The Common Stock subject to the IPO shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance.

6.4.                            Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shionogi Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

Section 7.                                           Conditions Precedent to Closing by the Corporation.  The obligation of the Corporation to issue and sell the Shionogi Shares being sold to Shionogi at the Closing is subject to satisfaction (or waiver by the Corporation) of the condition precedent at or before the Closing that the representations and warranties made in Section 4 hereof by Shionogi shall be true and correct in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing.

Section 8.                                           Fees and Expenses.  Each party to this Agreement shall bear all of its own fees and expenses incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby, including all fees of such party’s legal counsel.

Section 9.                                           Registration Rights.  The Corporation shall grant to Shionogi equivalent registration rights with respect to the Shionogi Shares to those described under the caption “Description of Capital Stock— Registration Rights” in the Registration Statement pursuant to a registration rights agreement to be mutually agreed in good faith (the terms of which shall be no less favorable to Shionogi than those granted to any other person) as promptly as practicable after the date hereof and in no event later than the Corporation entering into a registration rights agreement with any such person.

Section 10.                                    Remedies.  In case any one or more of the representations, warranties, covenants or agreements set forth in this Agreement shall have been breached by the Corporation, Shionogi may proceed to protect and enforce its rights either by suit in equity or by action at law, including, but not limited to, an action for damages as a result of any such breach or an action for specific performance of any such covenant or agreement contained in this Agreement.

Section 11.                                    Indemnification; Limitations on Liability.  The Corporation shall indemnify, defend and hold Shionogi harmless from and against all liabilities, losses, and damages, together with all reasonable costs and expenses related thereto (including, without limitation, reasonable legal and accounting fees and expenses), which would not have been incurred if (a) all of the representations and warranties of the Corporation in Section 3 of this Agreement had been true and correct when made and at the time of the Closing and (b) all of the covenants and agreements of the Corporation in this Agreement had been duly and timely complied with and performed; provided, however, that the aggregate liability of the Corporation to Shionogi under this Section 11 shall not exceed the Purchase Amount.

Section 12.                                    Survival of Representations, Warranties and Agreements.  The covenants, representations and warranties of the parties contained herein shall survive any Closing hereunder. Each of the parties may rely on such covenants, representations and warranties irrespective of any investigation made, or notice or knowledge held by, it or any other person.

Section 13.                                    Legend.  It is understood that the certificates evidencing the Shionogi shares may bear the following legend (or substantially similar legends) until the time set forth in Section 5.2:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, ASAMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

Section 14.                                    Entire Agreement; Effect on Prior Documents.  This Agreement and the other documents referred to herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the transactions contemplated hereby and supersede all prior negotiations, commitments, agreements and understandings among them with respect thereto.

Section 15.                                    Notices.  All notices, requests, consents and other communications hereunder (“Notices”) to any party shall be contained in a written instrument addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties and shall be deemed given (a) when delivered in person or duly sent by fax showing confirmation of receipt, (b) three days after being duly sent by first class mail postage prepaid (other than in the case of Notices to or from any non-U.S. resident, which Notices must be sent in the manner specified in clause (a) or (c)), or (c) two days after being duly sent by DHL, Federal Express or other recognized express international courier service:

(a)                                 if to the Corporation, to:

Egalet Corporation

460 East Swedesford Road, Suite 1050

Wayne, Pennsylvania 19087

Attn:  Stan Musial, Chief Financial Officer

Fax: (484) 875-9273

with a copy to:

Dechert LLP

1095 Avenue of the Americas

New York, New York 10036-6797

Attn: David Rosenthal, Esq.

Fax: (212) 698-0416

(b)                                 if to Shionogi, to:

Shionogi Limited

33 Kingsway, London, WC2B 6UF

United Kingdom

Attn: Chief Executive Officer

Fax: +44 (0)20 3053 4199

with a copy to:

300 Campus Drive, Suite 300

Florham Park, NJ 07932

Attn: General Counsel

Fax number: (973) 307-3840

Tel number: (973) 307-3340

and

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attn: Michael Davis

Facsimile: (212) 701-5800

Section 16.                                    Amendments; Waivers.  This Agreement may be amended, and compliance with the provisions of this Agreement may be omitted or waived, only by the written agreement of the Corporation and Shionogi.

Section 17.                                    Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement.  Any such counterpart may contain one or more signature pages. This Agreement may be executed and delivered by facsimile, or by email in portable document format (.pdf) and upon such delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.

Section 18.                                    Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

Section 19.                                    Nouns and Pronouns.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

Section 20.                                    Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of New York without regard to its principles of conflicts of laws.

Section 21.                                    Successors and Assigns.  This Agreement shall be binding upon, and inure to the benefit of, each of the successors and assigns of the parties hereto and, except as otherwise expressly provided herein, each other person who shall become a registered holder named in a certificate evidencing Shionogi Shares transferred to such holder by Shionogi or its permitted transferees, and (except as aforesaid) its legal representatives, successors and assigns.

Section 22.                                    Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 23.                                    Termination.  This Agreement shall automatically terminate and be of no further effect if the IPO has not closed on or before March 31, 2014.  The provisions of Sections 8, 14 through 16, and 18 through 22 shall survive any termination hereof pursuant to this Section 23.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed this Common Stock Purchase Agreement as of the day and year first written above.

EGALET CORPORATION

By:	/s/ Robert S. Radie
Name: Robert S. Radie
Title: President and Chief Executive Officer

SHIONOGI LIMITED

By:	/s/ Takashi Takenoshita
	Name:	Takashi Takenoshita
	Title:	Chief Executive Officer

Address:	33 Kingsway, London, WC2B 6UF
United Kingdom

[Signature Page to Common Stock Purchase Agreement]